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                                                                   EXHIBIT 3.101

                                                                         [STAMP]

                              CERTIFICATE OF MERGER

                                       OF

                               OI SCHOTT STS INC.

                                      INTO

                    OWENS-ILLINOIS PRESCRIPTION PRODUCTS INC.

          The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware

          DO HEREBY CERTIFY:

          FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

                   NAME                                STATE OF INCORPORATION
          -----------------------                      ----------------------
          OI Schott STS Inc.                                Delaware
          Owens-Illinois Prescription
            Products Inc.                                   Delaware

          SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:   That the name of the surviving corporation of the merger is
OWENS-ILLINOIS PRESCRIPTION PRODUCTS INC.

          FOURTH: That OI PLASTIC PRODUCTS FTS INC., a Delaware corporation, is the owner of all of the stock of each of the constituent corporations.

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          FIFTH:   That as an effect of the merger, the Certificate of
Incorporation of Owens-Illinois Prescription Products Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

          SIXTH:   That the executed Agreement of Merger is on file at the
principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

          SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.

          EIGHTH: This Certificate of Merger shall be effective on December 31, 1994.

OI SCHOTT STS INC.                                  OWENS-ILLINOIS PRESCRIPTION
                                                      PRODUCTS INC.

By: /s/ David G. Van Hooser                         By: /s/ David G. Van Hooser
    -------------------------                           ------------------------
    David G. Van Hooser                                 David G. Van Hooser
    Vice President                                      Vice President

Attest: /s/ James W. Baehren                        Attest: /s/ James W. Baehren
        ----------------------                              --------------------
        James W. Baehren                                    James W. Baehren
        Assistant Secretary                                 Secretary

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